Exhibit 99.1

Stephen F. Page Appointed to AeroVironment Board of Directors

•                 Experienced director with consumer, industrial and finance background

•                 Seasoned executive with deep management, functional and operational experience

MONROVIA, Calif., April 26, 2013– AeroVironment, Inc. (NASDAQ:AVAV) today announced that Stephen F. Page has been appointed to its board of directors, effective April 24, 2013.  Page was also appointed to the board’s Audit Committee.

Page most recently served on the corporate boards and audit committees of Lowe’s Companies, Inc., PACCAR, Inc., and Liberty Mutual Holding Company Inc., where he was lead director, and on the board of trustees at Loyola Marymount University.  He chaired the audit committees at PACCAR and Lowe’s.  Page currently serves as a trustee of Mount St. Mary’s College and the Catholic Education Foundation.

After receiving his bachelor’s degree in Business Administration from Loyola Marymount University in 1962, Page began his career as an accountant at Deloitte & Touche LLP and then earned his Juris Doctor degree at Loyola Law School in 1968.  He spent the next 20 years with Black & Decker, first as general counsel for its McCullough Corporation subsidiary, then as treasurer, and finally as executive vice president and chief financial officer at the company’s corporate headquarters in Towson, Md.  Following Black & Decker, Page served in many leadership roles at United Technologies Corporation, including director, vice chairman, chief financial officer and  president and chief executive officer of Otis Elevator, an $8 billion division of the company, before retiring in 2004.

“Stephen’s wealth of leadership success in consumer, industrial, and global businesses will provide a unique and valuable perspective across AeroVironment’s increasingly

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diverse business activities,” said Tim Conver, AeroVironment’s chairman and chief executive officer. “As a technology company that creates and sells products and services to consumers, businesses and government agencies with increasingly international scope, Stephen’s vast expertise across these areas will be invaluable as AeroVironment expands in each of these markets.”

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  Agencies of the U.S. Department of Defense and allied military services use the company’s electric-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication.  Multiple government agencies have helped to fund the development and demonstration of Global Observer®, a hybrid-electric, stratospheric UAS designed to provide affordable, persistent reconnaissance and communication over any location on the globe.  Switchblade™ is a loitering munition designed to provide a rapid, lethal, pinpoint precision strike capability with minimal collateral damage.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied.

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Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

Mark Boyer

For AeroVironment, Inc.

+1 (310) 229-5956

mark@boyersyndicate.com

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